UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 30, 2019
Date of report (Date of earliest event reported)
ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 Opus Place, Suite 530 Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	RRTS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2019, we issued a press release announcing Terence R. Rogers was resigning as our Executive Vice President and Chief Financial Officer. The effective date of Mr. Rogers’ resignation was August 30, 2019. On August 30, 2019, we and Mr. Rogers entered into a Separation Agreement and Release (the “Separation Agreement”). The Separation Agreement provides that, if Mr. Rogers does not revoke his acceptance of the Separation Agreement within the applicable seven-day revocation period, (a) Mr. Rogers will receive his base salary for a period of twelve (12) months and (b) Mr. Rogers will receive a lump sum payment equal to twelve (12) times the monthly COBRA premium that would be necessary to permit him to continue group insurance coverage under our plans for such 12-month period. The Separation Agreement contains a release that is binding upon Mr. Rogers.
The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Separation Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: September 6, 2019	By:	/s/ Curtis W. Stoelting
Curtis W. Stoelting
Chief Executive Officer